SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant toss.240.14a-12

______________________________Lafayette Bancorporation_________________________
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1).
       1)       Title of each class of securities to which transaction applies:
------------------------------------------------------------------------------

       2)       Aggregate number of securities to which transaction applies:
------------------------------------------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
------------------------------------------------------------------------------

       4)       Proposed maximum aggregate value of transaction:
------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       1)       Amount Previously Paid:
------------------------------------------------------------------------------

       2)       Form, Schedule or Registration Statement No.:
------------------------------------------------------------------------------

       3)       Filing Party:
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       4)       Date Filed:
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

                                       DEFINITIVE PROXY SOLICITATION MATERIALS--
                                        TO BE RELEASED ON OR ABOUT MARCH 5, 2001


                            LAFAYETTE BANCORPORATION


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 9, 2001


     The Annual Meeting of Shareholders of Lafayette Bancorporation (the "Corporation") will be held at the principal office of the Corporation and Lafayette Bank and Trust Company, 133 North Fourth Street, Lafayette, Indiana, on Monday, April 9, 2001, at 2:30 p.m., Lafayette time, for the following purposes:

     1. To elect two Directors to hold office until the Annual Meeting of Shareholders in the year 2004 and until their successors are elected and have qualified.

     2. To transact such other business as may properly come before the meeting.

     Holders of record of Common Shares of Lafayette Bancorporation at the close of business on March 1, 2001, are entitled to notice of and to vote at the Annual Meeting.


     SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS, EVEN IF THEY PLAN TO ATTEND THE MEETING, ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


                                By Order of the Board of Directors



                                ROBERT J. WEEDER
                                President and Chief Executive Officer

March 5, 2001
Lafayette, Indiana

                            (ANNUAL REPORT ENCLOSED)

                                 PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS OF
                            LAFAYETTE BANCORPORATION

                   Parent of Lafayette Bank and Trust Company

                                  April 9, 2001

     This Proxy Statement is being furnished to shareholders on or about March 5, 2001, in connection with the solicitation by the Board of Directors of Lafayette Bancorporation (the "Corporation"), 133 North Fourth Street, Lafayette, Indiana of proxies to be voted at the Annual Meeting of Shareholders to be held at 2:30 p.m., Lafayette time, on Monday, April 9, 2001, at the principal office of the Corporation. The Corporation is the parent holding company for Lafayette Bank and Trust Company (the "Bank").

     At the close of business on March 1, 2001, the record date for the Annual Meeting, there were 3,957,522 Common Shares outstanding and entitled to vote at the Annual Meeting. On all matters, including the election of Directors, each shareholder will have one vote for each share held.

     If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. The proxy may be revoked by either (a) filing with the Secretary (or other officer or agent of the Corporation authorized to tabulate votes) (i) a written instrument revoking the proxy or (ii) a subsequently dated proxy, or (b) attending the Annual Meeting and voting in person. Unless revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions of the shareholder as indicated on the proxy. If no instructions are given, the shares will be voted as recommended by the Directors.


                              ELECTION OF DIRECTORS

                                    Nominees

     Two Directors are to be elected at the Annual Meeting. The Board of Directors, which currently consists of five members, is divided into three classes of near-equal size with the terms of one class expiring each year. Generally, each Director serves until the annual meeting of the shareholders held in the year that is three years after such Director's election and thereafter until such Director's successor is elected and has qualified or until the earlier of the Director's resignation, disqualification, removal or death. The terms of the current Directors expire as follows: 2001 -- Messrs. Boehning and Bonner; 2002 -- Messrs. Hancock and Meeks; and 2003 --Mr. Weeder.

     Each Director will be elected by a plurality of the votes cast in the election. Shares present but not voted for any nominee do not affect the determination of whether a nominee has received a plurality of the votes cast. Proxies marked as "vote withheld" and shares held in street name that are designated by brokers on proxy cards as not voted will be treated as shares present for the purpose of determining whether a quorum is present. Shares present but not voted for any nominee do not influence in any manner the determination of whether a nominee has received a plurality of the votes cast.

     It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election to the Board of Directors of Richard A. Boehning and Joseph A. Bonner, both of whom are Directors whose present terms expire this year. Messrs. Boehning and Bonner have indicated that they will accept nomination and election as Directors. If, however, either or both of the nominees are unable or unwilling to accept nomination or election, it is the intention of the Board of Directors to nominate such other persons as Directors as it may in its discretion determine, in which event the shares subject to the proxy will be voted for those persons.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES IDENTIFIED ABOVE. (ITEM 1 ON THE PROXY)

     The following table presents certain information as of December 31, 2000, regarding the current Directors of the Corporation, including the nominees proposed by the Board of Directors for election at this year's Annual Meeting, and the most highly compensated executive officers who are not Directors of the Corporation. Unless otherwise indicated in a footnote, the principal occupation of each Director has been the same for the last five years and such Director possesses sole voting and investment powers with respect to the shares indicated as beneficially owned by such Director. Unless specified otherwise, a Director is deemed to share voting and investment powers over shares indicated as held by a spouse, children or other family members residing with the Director. Except for Mr. Meeks, who beneficially owns approximately 1.3 percent of the Corporation's Common Shares, none of the persons named below beneficially owns more than one percent of the Corporation's Common Shares. The Directors and executive officers as a group beneficially own approximately 4.6 percent of the Corporation's Common Shares. (Share amounts reflect the stock dividend paid on November 1, 2000.)


      Name,
Present Principal                                           Director                       Shares Beneficially
Occupation and Age                                           Since(1)                            Owned
------------------                                           -----                        --------------------

Directors:

Richard A. Boehning*(2)                                        1992                                 16,801(3)
  Of Counsel, Bennett Boehning & Clary
  (law firm), Age 63

Joseph A. Bonner*(4)                                           1985                                 37,524(5)
 Chairman of the Board of the Bank and
 the Corporation, Age 69

Wilbur. L. Hancock(6)                                          1989                                 14,275(7)
  Retired General Manager, Customer Operations
  PSI Energy, A CINERGY Company, Age 62

Roy D. Meeks(8)                                                1981                                 49,879(9)
  President and Owner of Nelmeeks, Inc.
  d/b/a Radisson Inn, Age 68

Robert J. Weeder(10)                                           1989                                 28,984(11)
  Chief Executive Officer and President
  of the Corporation and the Bank, Age 63

Named Executive Officers Who Are Not Directors:

Robert J. Ralston(12)                                                                               12,703(13)
  Executive Vice President, Senior Operations
  Officer and Secretary/Treasurer of the Bank,
  Age 59

Hal D. Job(14)                                                                                       1,100(15)
  Regional President,
  Jasper County Market, of the Bank
  Age 57

Tony S. Albrecht(16)                                                                                   550(17)
  Senior Vice President and Manager,
  Commercial Loan Department, of the Bank
  Age 37

All Directors of the Corporation and Executive Officers                                            186,053(18)
  as a Group (14 Persons)
--------------------

*Nominee

(1) Includes service on the Board of the Bank prior to the Corporation's becoming a holding company for the Bank in 1985.
(2) Mr. Boehning has served as a Director of the Bank since 1992 and as a Director of the Corporation since 1994. Mr. Boehning was a partner in the law firm of Bennett Boehning & Clary prior to January 1, 2001.
(3) Includes 4,565 shares held by the Albrecht Family Trust, for which trust Mr. Boehning serves as trustee, and 9,335 shares that Mr. Boehning has the right to acquire upon the exercise of stock options.
(4) Mr. Bonner has served as a Director of the Bank since 1985 and as a Director of the Corporation since 1987. On January 31, 1997, Mr. Bonner retired as President and Chief Executive Officer of the Corporation and the Bank.
(5) Includes 14,247 shares held jointly by Mr. Bonner and his spouse, 9,666 shares held by Mr. Bonner's spouse, and 10,762 shares that Mr. Bonner has the right to acquire upon the exercise of stock options.
(6) Mr. Hancock has served as a Director of the Bank since 1989 and of the Corporation since 1992. From October 1996 through March 1997, when he retired, Mr. Hancock served as Northwest Region Manager and District Manager -- Lafayette for PSI Energy and prior to that time he served as Acting General Manager, Corporate Customer Operations of PSI Energy.
(7) Includes 3,596 shares held jointly by Mr. Hancock and his spouse and 9,946 shares that Mr. Hancock has the right to acquire upon the exercise of stock options.
(8) Mr. Meeks has served as a Director of the Bank since 1981 and as a Director of the Corporation since 1985.
(9) Includes 26,420 shares held jointly by Mr. Meeks and his spouse, 2,395 shares held by Mr. Meeks' spouse, and 11,579 shares that Mr. Meeks has the right to acquire upon the exercise of stock options.
(10) Mr. Weeder has served as a Director of the Bank since 1989 and as a Director of the Corporation since 1990. Mr. Weeder has served as President of the Bank since August 1996 and as President of the Corporation since September 1996. He assumed the positions of Chief Executive Officer of the Corporation and the Bank upon Mr. Bonner's retirement in January 1997. Mr. Weeder had served as Executive Vice President since 1992.
(11) Includes 2,867 shares held jointly by Mr. Weeder and his spouse, 4,851 shares held by Mr. Weeder's spouse, and 17,174 shares that Mr. Weeder has the right to acquire upon the exercise of stock options.
(12) Mr. Ralston served as Senior Vice President Operations until his appointment to his current position in December 1996. He has served as Secretary/Treasurer of the Bank since September 1996.
(13) Includes 1,896 shares held jointly by Mr. Ralston and his spouse and 7,713 shares that Mr. Ralston has the right to acquire upon the exercise of stock options.
(14) Mr. Job joined the Bank in March 1999 following the Bank's acquisition of the Jasper County branches from Bank One, N.A. Prior to March 1999, Mr. Job had served as an Executive Vice President of Bank One, N.A.
(15) Includes 550 shares held jointly by Mr. Job and his spouse and 165 shares that Mr. Job has the right to acquire upon the exercise of stock options
(16) Mr. Albrecht joined the Bank in August 1998, prior to which time he had served as a Vice President with Bank One, N.A.
(17) Includes 165 shares that Mr. Albrecht has the right to acquire upon the exercise of stock options.
(18) Includes 89,098 shares that members of the group have the right to acquire upon the exercise of stock options and 71,717 shares as to which voting and investment powers are shared by members of the group with their spouses or other family members.

                            Committees and Attendance

     The Boards of Directors of the Corporation and the Bank each held thirteen meetings during 2000. All of the Directors of the Corporation are also members of the Board of Directors of the Bank. The Corporation has two standing committees, the Stock Option Committee and the Audit Committee. The Corporation does not have a nominating committee. Each of the Directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors of the Corporation and the committees on which he served during 2000.

     The Stock Option Committee, which met twice in 2000, supervises the administration of the Corporation's stock option plans and recommends for Board approval grants of options to key employees. Two outside Directors, Messrs. Hancock and Meeks, serve as the members of the Stock Option Committee. Messrs. Boehning, Bonner and Weeder serve as ex officio members and participate in discussions but do not vote on the grant recommendations made to the Board.

     The Audit Committee serves as the Audit Committee for both the Corporation and the Bank. The Audit Committee, which met four times during 2000, reviews audit reports, meets quarterly with the audit staff and recommends the selection of outside auditors. The members of the Audit Committee are Mr. Bonner, who serves as Chairman, and Mr. Hancock, both of whom are Directors of the Corporation and the Bank, and Messrs. Robert T. Jeffares, Vernon N. Furrer, and Jeffrey L. Kessler, all three of whom are Directors of the Bank. Robert J. Weeder serves as an ex officio member of the Audit Committee. The Corporation's Board of Directors has adopted a written charter for the Audit Committee, which is attached as Appendix A to this Proxy Statement. All of the members of the Audit Committee, except for Mr. Weeder who attends meetings ex officio, meet the independence standards of the National Association of Securities Dealers listing requirements. The formal report of the Audit Committee with respect to the year 2000 begins on page 12 of this Proxy Statement.

     The Board of Directors of the Bank also has a standing Salary Committee. The members of the Salary Committee are Mr. Hancock, who serves as the Chairman, and Messrs. Bonner, Meeks, Weeder and Furrer. The Salary Committee meets in November each year to determine compensation for officers of the Corporation and the Bank (officers of the Corporation receive their compensation from the Bank). The Salary Committee met once during 2000.

                            Compensation of Directors

     During 2000, Directors of the Corporation received $500 per month regardless of committee participation or attendance at meetings. Non-employee Directors of the Bank received $1,600 per month and employee Directors of the Bank received $600 per month. Outside Directors of the Bank received a $2,000 performance award and the Chairman received a performance award in the amount of $10,000 for the year 2000. The grant of performance awards was based upon recommendations of the Salary Committee based upon the criteria for the employees' performance award program.

     In October 1994, the Bank adopted a deferred compensation plan for Directors through Bank Compensation Strategies Group, Inc. (the "1994 Plan"). To fund the 1994 Plan, the Bank purchased single-premium universal life insurance policies for each of the participants. The interest rate payable under the 1994 Plan is tied to the Wall Street Prime Rate plus 150 basis points, and is adjusted on September 30 of each calendar year. The adjusted interest rate as of September 30, 2000, was 11 percent (Wall Street Prime Rate (9.5 percent) plus 150 basis points). All of the Directors of the Corporation and the Bank, except for Mr. Kessler, deferred 2000 Director fees pursuant to the 1994 Plan.

                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding compensation paid for the fiscal years indicated to the Corporation's Chief Executive Officer and the other most highly compensated executive officer, based on salary and bonus earned during fiscal 2000.


                           Summary Compensation Table
--------------------------------- ------------------------------------------- ------------------- ---------------------

                                                                                  Long-Term
                                                                                 Compensation
                           Annual Compensation Awards

                                                                                  Securities
                                                                                  Underlying
            Name and                                                               Options/            All Other
       Principal Position           Year        Salary           Bonus              SARs(1)             Compensation

Robert J. Weeder,                   2000       $187,500         $65,000              1,925               $18,021(2)
  President and Chief               1999       $170,000         $60,000              1,337               $13,978
  Executive Officer                 1998       $143,308         $50,000              2,765               $14,297

Robert J. Ralston,                  2000       $115,500         $15,000              1,320               $2,432(3)
  Executive Vice President,         1999       $105,000         $30,000                990               $2,538
  Senior Operations                 1998       $102,808         $20,000                908               $2,304
  Officer and Secretary/
  Treasurer of the Bank

Hal D. Job,                         2000        $99,000         $5,000                 770               $2,080(4)
  Regional President,               1999        $77,5384        $5,000                 825               $1,651
  Jasper County Market, of          1998        N/A             N/A                    N/A               N/A
  the Bank

Tony S. Albrecht,                   2000        $85,000         $15,000              1,320               $2,000(5)
  Senior Vice President             1999        $78,654         $15,000                825               N/A
  And Manager Commercial            1998        $29,0775        $ 3,000                N/A               N/A
  Loan Department, of the
  Bank
--------------------------------- ---------- -------------- ----------------- ------------------- ---------------------

(1) Numbers of options granted have been adjusted to reflect the stock split and stock dividends subsequent to the date of grant.
(2) Represents matching contributions of $3,005 under the Lafayette Bank and Trust Company Employees' Salary Savings Plan (the "401(k)Plan"), Bank Director fees in the amount of $7,200, Corporation Director fees of $6,000, and above-market interest credited on deferred Director fees in the amount of $1,816.
(3)  Represents matching contributions under the 401(k) Plan.
(4)  Mr. Job joined the Bank in March 1999.
(5)  Mr. Albrecht joined the Bank in August 1998.

                      Option/SAR Grants In Last Fiscal Year

     The following table presents information on the stock option grants that were made during 2000 pursuant to the Lafayette Bancorporation 1998 Nonqualified Stock Option Plan (the "1998 Plan"). No SARs were granted during 2000.

---------------------------- -------------------------------------------------------------- -------------------------

                                                                                              Potential Realizable
                                                                                            Value at Assumed Annual
                                                                                              Rates of Stock Price
                                                                                                Appreciation for
                                                                                                  Option Term(1)
                                                   Individual Grants
                                                                                            -------------------------
---------------------------- ------------------ --------------- ------------- ------------- ------------ ------------

                                                  % of Total
                                 Number of        Options(2)/
                                Securities       SARs Granted   Exercise or
                                Underlying       to Employees    Base Price
                               Options/SARs       in Fiscal        ($/Sh)      Expiration
           Name                  Granted(2)            Year                         Date          5%           10%
---------------------------- ------------------ --------------- ------------- ------------- ------------ ------------

Robert J. Weeder                    1,925            9.6%          $16.75       5/8/2010    $20,270      $51,378
---------------------------- ------------------ --------------- ------------- ------------- ------------ ------------

Robert J. Ralston                   1,320            6.6%          $16.75       5/8/2010    $13,900      $35,244
---------------------------- ------------------ --------------- ------------- ------------- ------------ ------------
---------------------------- ------------------ --------------- ------------- ------------- ------------ ------------

Hal D. Job                            770            3.8%          $16.75       5/8/2010    $ 8,108      $20,559
---------------------------- ------------------ --------------- ------------- ------------- ------------ ------------
---------------------------- ------------------ --------------- ------------- ------------- ------------ ------------

Tony S. Albrecht                    1,320            6.6%          $16.75       5/8/2010    $13,900      $35,244
---------------------------- ------------------ --------------- ------------- ------------- ------------ ------------

(1) The amounts in the table are not intended to forecast possible future appreciation, if any, of the Corporation's Common Shares. Actual gains, if any, are dependent upon the future market price of the Corporation's Common Shares and there can be no assurance that the amounts reflected in this table will be achieved.

(2) The 1998 Plan provides for the grant of options to Directors and key employees. Except for vesting provisions, the terms of Director and key employee options are identical. All options granted during 2000 were granted on May 8, 2000, with an exercise price for each option being the estimated fair market value of one Common Share on that date. During 2000, Mr. Weeder received option grants both as a Director and as a key employee. Director options become fully exercisable on the date that is two years from the date of grant or upon the earlier occurrence of a Director's 70th birthday. The options granted during 2000 to key employees have the same terms. The key employee options become exercisable in twenty percent increments, with twenty percent becoming exercisable one year from the grant date and an additional twenty percent becoming exercisable on the four subsequent anniversaries of the grant date; provided, however, that all options become immediately exercisable upon the earlier occurrence of the optionee's 65th birthday or (b) an "Applicable Event," which is defined in the 1998 Plan as (i) the expiration of a tender offer or exchange offer (other than an offer by the Corporation) pursuant to which at least 50 percent of the Corporation's issued and outstanding stock has been purchased, or (ii) the approval by the shareholders of the Corporation of an agreement to merge or consolidate the Corporation with or into another entity where the Corporation is not the surviving entity, or an agreement to sell or otherwise dispose of all or substantially all of the Corporation's assets (including a plan of liquidation). The options expire ten years from the date of grant unless terminated earlier upon the death, retirement or termination of employment of the optionee. The options are nontransferable and may be exercised only by the optionee during his lifetime.

             Aggregated Option/SAR Exercises In Last Fiscal Year and
                        Fiscal Year-End Option/SAR Values

The following table sets forth information for 2000 with respect to SAR exercises by the executive officers named in the Summary Compensation Table and the value of unexercised options and SARs as of December 31, 2000. (Numbers of options and per share exercise prices have been retroactively adjusted to reflect the previous stock dividends and stock splits.)


------------------------ ------------------ ------------------ --------------------------- ----------------------------

                                                                 Number of Unexercised        Value of Unexercised
                                                                 Options/SARs at Fiscal     In-the-Money Options/SARs
                                                                     Year-End (#)(1)        at Fiscal Year-End ($)(2)
------------------------ ------------------ ------------------ --------------------------- ----------------------------


                          Shares Acquired
                          on Exercise (#)         Value               Exercisable/                Exercisable/
         Name                                 Realized ($)           Unexercisable                Unexercisable
------------------------ ------------------ ------------------ --------------------------- ----------------------------

Robert J. Weeder                 0              $322,050              35,158/6,310               $195,544/$1,396
------------------------ ------------------ ------------------ --------------------------- ----------------------------
------------------------ ------------------ ------------------ --------------------------- ----------------------------

Robert J. Ralston                0              $           0         27,835/5,172               $197,299/$1,308
------------------------ ------------------ ------------------ --------------------------- ----------------------------
------------------------ ------------------ ------------------ --------------------------- ----------------------------

Hal D. Job                       0              $           0          165/1,430                      $0/$0
------------------------ ------------------ ------------------ --------------------------- ----------------------------
------------------------ ------------------ ------------------ --------------------------- ----------------------------

Tony S. Albrecht                 0              $           0          165/1,980                      $0/$0
------------------------ ------------------ ------------------ --------------------------- ----------------------------

(1) The 1998 Option Plan provides for the grant of nonqualified options to Directors and key employees. For a discussion of the material terms of options granted under the 1998 Plan, see Note 2 to the Option/SAR Grants In Last Fiscal Year table above. Mr. Weeder has received option grants in his capacities as both a Director and key employee. The Lafayette Bancorporation Officers' Stock Appreciation Rights Plan, as amended (the "SAR Plan"), provides for the grant of SARs from time to time to executive and senior management officers of the Corporation in the sole discretion of the Stock Option Committee. Each SAR is granted at a base value equal to the fair market value of one Common Share on the date of grant and has a subsequent value equal to 100 percent (or such other percentage specified by the Stock Option Committee) of the excess of the then-current fair market value of one Common Share over the base price of the SAR. The SARs granted to Messrs. Weeder and Ralston vested in annual twenty percent increments and are now fully vested. SARs become fully exercisable without regard to vesting restrictions upon the occurrence of (i) the expiration of a tender offer or exchange offer (other than an offer by the Corporation) pursuant to which at least 5 percent of the Corporation's issued and outstanding stock has been purchased, or (ii) the approval by the shareholders of the Corporation of an agreement to merge or consolidate the Corporation with or into another corporation where the Corporation is not the surviving corporation, or an agreement to sell or otherwise dispose of all or substantially all of the Corporation's assets (including a plan of liquidation). SARs also become fully vested when an officer reaches age 62.
(2) Represents the difference between the last per share sales price of a Common Share on December 29, 2000 ($13.00), which is the last sales price in 2000 known to the Corporation's management, and the exercise price of options/SARs having an exercise price less than that sales price, multiplied by the number of options/SARs.

                                  Pension Plan

The Bank maintains a noncontributory defined benefit pension plan, the Lafayette Bank and Trust Company Employees' Pension Plan (the "Pension Plan"). All employees who have attained the age of 21 and have completed one year of service are eligible to participate in the Pension Plan. The following table indicates the estimated annual benefits payable under the Pension Plan to a participant at the normal retirement age of 65 who has the specified remuneration and years of service.

-------------------------------------------------------------------------------
                              Pension Plan Table 1

                                                                     Years of Service
-------------------------------------------------------------------------------
     Pay                                 15               20                25               30            35
     ---                                 --               --                --               --            --

  25,000                              7,440            9,920            12,400           14,880        17,360
  50,000                             15,690           20,920            26,150           31,380        36,610
  75,000                             23,940           31,920            39,900           47,880        55,860
100,000                              32,190           42,920            53,650           64,380        75,110
125,000                              40,440           53,920            67,400           80,880        94,360
150,000                              48,690           64,920            81,150           97,380       113,610
160,000                              51,990           69,320            86,650          103,980       121,310
170,000                              55,290           73,720            92,150          110,580       129,010
200,000                              55,290           73,720            92,150          110,580       129,010
-------------------------------------------------------------------------------

(1) Pay limited to statutory IRC ss. 401(a)(17) limit in calculation of benefits. Federal law limits annual compensation taken into account for benefit purposes to $160,000 for plan years beginning January 1, 1997 and thereafter, until indexed to the next $10,000 increment. (IRC ss.401(a)(17)).

     The retirement benefit formula used for the Pension Plan is based upon a participant's average monthly compensation for the five consecutive calendar years that produce the highest average and the participant's years of service with the Bank. The retirement benefit formula is composed of two parts, a "base benefit" and an "excess benefit." The base benefit is equal to 1.6 percent of a participant's average monthly compensation during the applicable five-year period multiplied by the participant's number of years of service. The excess benefit is equal to 0.6 percent of the amount by which the participant's average monthly compensation exceeds $750.00 multiplied by the participant's number of years of service (not to exceed 35 years). A participant's compensation is based on total taxable wages or salary (including any overtime and bonuses but excluding proceeds received through the exercise of SARs) plus any salary reduction contributions made by the participant under the Bank's 401(k) plan and any contribution made to a section 125 plan maintained by the Bank. Federal law limits the amount of annual compensation that can be counted for some highly compensated employees. The years of credited service for years of service through the end of 2000 applicable for determining the retirement benefits for the executive officers named in the Summary Compensation Table are as follows:
Mr. Weeder: 15 years; Mr. Ralston:  22 years; Mr. Job: 1 year; and Mr. Albrecht:
2 years.

                        REPORT ON EXECUTIVE COMPENSATION

Overall Compensation Policy

     The executive officers of the Corporation also serve as the executive officers of the Bank. The executive officers of the Corporation do not receive any compensation (other than pursuant to the stock option plans, as discussed below) from the Corporation.

     The Salary Committee of the Board of Directors of the Bank is responsible for recommending to the Board of Directors the salaries, bonuses and other compensation to be paid to the executive officers of the Bank. The Salary Committee is composed of three outside Directors (one of whom is the Chairman), in addition to Mr. Weeder (the Corporation's Chief Executive Officer) and Mr. Bonner (who retired as Chief Executive Officer in January 1997). Mr. Weeder absents himself from, and does not participate in, any Salary Committee proceedings relating to the determination of his own compensation. The primary goals of the Salary Committee in determining compensation policy are to provide a level of compensation that will attract, motivate and help retain well-qualified executive officers and to further enhance shareholder return by aligning the interests of executive officers with the interests of the Corporation's shareholders. The Salary Committee attempts to attain these goals by setting total compensation at competitive levels considering an executive officer's individual performance while also providing effective incentives tied to the financial performance of the Bank. The executive compensation program consists of four basic elements: (1) base salary, (2) annual incentive bonus awards, (3) stock option awards, and (4) stock appreciation right awards. At its annual meeting in November each year, the Salary Committee reviews with management the officers' evaluations and management's recommendations and then makes compensation recommendations for Mr. Weeder and the other officers.

Base Salary

     The Bank attempts to provide Mr. Weeder and the other officers with base salaries that are competitive with the salaries offered by other banks and bank holding companies of comparable size in Indiana and the surrounding states, based on information that the Salary Committee obtains from Crowe Chizek and Company LLP and the Indiana Bankers Association. Increases in base compensation are not automatically based on increased compensation at comparable institutions but also reflect the Corporation's, the Bank's and the individual executive officer's performance for the year.

     The Salary Committee recommended, and the Board approved, the amount of $187,500 as Mr. Weeder's base salary for 2000.

Annual Incentive Bonus Awards

     Annual bonuses are awarded based on the extent that the Salary Committee believes that they are merited based on the Bank's performance. The bonus awarded to Mr. Weeder for 2000 was increased over the amount awarded in 1999; the bonus amounts awarded for 2000 to the other named executive officers were either less than or equal to the bonuses awarded in 1999. Mr. Weeder was awarded a bonus for 2000 in the amount of $65,000.

Stock Option Awards

     (Share amounts have been adjusted to reflect the 2000 stock dividend.)

     In 1995 the Corporation adopted the Lafayette Bancorporation Nonqualified Stock Option Plan (the "1995 Plan"), and in 1998, the Corporation adopted the Lafayette Bancorporation 1998 Nonqualified Stock Option Plan (the "1998 Plan"). The purpose of granting options is to provide long-term incentive compensation to complement the short-term focus of annual incentive bonus awards. The size of stock option awards depends upon the executive officer's level of responsibility and individual performance. Stock options are granted at the estimated fair market value of a share of the Corporation's Common Stock on the date of grant.

     The Stock Option Committee of the Board of Directors of the Corporation administers the 1995 Plan and the 1998 Plan. Two outside Directors, Messrs. Hancock and Meeks, serve as the members of the Stock Option Committee and recommend for Board approval grants of options to key employees. Messrs. Boehning, Bonner and Weeder, who serve as ex officio members of the Stock Option Committee, attend meetings but do not vote on the grant recommendations made to the Board. During 2000 an aggregate of 17,600 stock options were granted to 26 key employees of the Bank. Mr. Weeder was granted options to acquire 1,650 shares, Mr. Ralston was granted options to acquire 1,320 shares, Mr. Job was granted options to acquire 770 shares and Mr. Albrecht was granted options to acquire 1,320 shares. (The 1998 Plan provides for the grant of options to Directors as well as key employees. During 2000, Mr. Weeder also was granted options for 275 shares in his capacity as a Director.) All of the key employee options granted in 2000 vest in twenty percent increments beginning one year after the date of grant and become fully exercisable on the fifth anniversary of the grant date. (Director options granted to Mr. Weeder will become vested two years after the date of grant.)

Stock Appreciation Rights Awards

            (Numbers of shares covered by SARs have been adjusted to
                       reflect the 2000 stock dividend.)

     The Lafayette Bancorporation Officers' Stock Appreciation Rights Plan (the "SAR Plan") provides for the award from time to time to officers of stock appreciation rights ("SARs") payable in cash. The only grants that have been made under the SAR Plan were made in 1992 to Messrs. Weeder, Ralston and Bonner. Mr. Bonner exercised all of the SARs granted to him upon his retirement as an executive officer in 1997. During 2000, Mr. Weeder exercised SARs covering 16,500 shares and received $322,050.

     The Omnibus Budget Reconciliation Act enacted by the United States Congress in August 1993 amended the Internal Revenue Code of 1986 to disallow a public company's compensation deduction with respect to certain highly-paid executives in excess of $1 million unless certain conditions are satisfied. The Corporation presently believes that this provision is unlikely to become applicable in the near future to the Corporation because (a) the levels of base salary and annual incentive bonus awards of the Corporation's executive officers are substantially less than $1 million per annum, and (b) the law generally does not apply to stock option plans that require that options be granted at not less than fair market value, subject to certain conditions. Therefore, the Corporation has not taken any action to adjust its compensation plans or policies in response to the adoption of this law.

SUBMITTED BY THE MEMBERS OF THE SALARY AND STOCK OPTION COMMITTEES:

        Salary Committee                Stock Option Committee

        W.L. Hancock, Chairman          W.L. Hancock
        Joseph A. Bonner                Roy D. Meeks
        Vernon N. Furrer                Ex officio:
        Roy D. Meeks                    Richard A. Boehning
        Robert J. Weeder                Joseph A. Bonner
                                        Robert J. Weeder

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Weeder, the Corporation's Chief Executive Officer, and Mr. Bonner, who retired as Chief Executive Officer in January 1997, serve on the Salary Committee together with three outside Directors. The Stock Option Committee is composed of three outside Directors and Mr. Bonner, the retired Chief Executive Officer of the Corporation.

     During 2000 the Bank made payments for title services to Tippecanoe Title Services, Inc., a company owned by Mr. Boehning, who serves as a Director of the Corporation and the Bank and as a member of the Salary Committee. The Bank charges its lending customers for the title services and then pays the title company for the services. The Bank expects to continue the use of such title services during 2001. Mr. Boehning is of counsel to and a former partner in the law firm of Bennett, Boehning & Clary, which represented the Corporation as legal counsel in certain matters during 2000, and the Corporation expects that the firm will continue to represent the Corporation in similar matters in 2001. In May 2000 the Bank's Board of Directors approved a contingent fee agreement with Bennett, Boehning & Clary that provides for the firm to represent the Bank in collection matters.

                            REPORT OF AUDIT COMMITTEE

     The Corporation's Audit Committee is composed of five independent directors and operates under a written charter.

     Management is responsible for the Corporation's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Corporation's consolidated financial statements as of and for the year ended December 31, 2000, were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed these consolidated financial statements with management. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The independent accounts also provided to the Committee the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence. The Committee also considered whether the independent accountants' provision of non-audit services to the Corporation is compatible with maintaining that firm's independence.

     Based upon the discussions and reviews referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

                           Joseph A. Bonner, Chairman
                                Vernon N. Furrer
                                  W. L. Hancock
                               Robert T. Jeffares
                               Jeffrey L. Kessler


                                   AUDIT FEES

     The following table sets forth  information on the aggregate fees billed to
the   Corporation   for  the  fiscal  year  ended  December  31,  2000,  by  the
Corporation's principal accounting firm, Crowe Chizek and Company LLP.

       Audit Fees                                                                                     $57,200
       Financial Information Systems Design and Implementation                                              0
       All Other Fees                                                                                $105,170
                                                                                                      -------
                                                                                                     $162,370

                 CERTAIN BUSINESS RELATIONSHIPS AND TRANSACTIONS

     During 2000, the Bank had banking transactions in the ordinary course of business with Directors, officers and principal shareholders of the Corporation and their associates. These transactions have been made on substantially the same terms, including interest rates, collateral and repayment terms on extensions of credit, as those prevailing at the same time for comparable transactions with others and did not involve more than the normal risk of collectability or present other unfavorable features.

                             STOCK PERFORMANCE GRAPH

     The SEC requires the Corporation to include in this Proxy Statement a line-graph presentation comparing the Corporation's cumulative, shareholder returns with market and industry returns. The following graph compares the Corporation's performance with the performance of the NASDAQ- Total US index and the SNL Midwest Bank index. The returns of each company in the peer group have been weighted to reflect the Corporation's market capitalization.



                      [GRAPH NOT INCLUDED IN EDGAR FILING]




                                                                                Period Ending
                                        ----------------------------------------------------------------------------------------
Index                                   12/31/95        12/31/96        12/31/97        12/31/98        12/31/99        12/31/00
--------------------------------------------------------------------------------------------------------------------------------
Lafayette Bancorporation                100.00          107.86          159.88          213.56          219.84          119.76
NASDAQ - Total US*                      100.00          123.04          150.69          212.51          394.92          237.62
SNL Midwest Bank Index                  100.00          136.05          220.58          234.63          184.35          223.24

SNL Securities LC (c)2001


                             APPOINTMENT OF AUDITORS

     Crowe Chizek and Company LLP ("Crowe Chizek") served as auditors for the Corporation in 2000 and has been selected to serve for 2001. Representatives of Crowe Chizek will not be present at the Annual Meeting.


                        PRINCIPAL OWNERS OF COMMON SHARES

     As of March 1, 2001, the Corporation had no knowledge of any shareholder or group of shareholders who beneficially owned more than five percent of the Corporation's Common Shares (the Bank's Trust Department, however, holds more than five percent of the Corporation's Common Shares in its fiduciary capacity).

                                  OTHER MATTERS

     The Board of Directors knows of no matters, other than those reported above, that are to be brought before the Annual Meeting. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.


                                    EXPENSES

     All expenses in connection with this solicitation of proxies will be borne by the Corporation.


                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     A shareholder desiring to submit a proposal for inclusion in the Corporation's proxy statement for the Annual Meeting of Shareholders to be held in the year 2002 must deliver the proposal so that it is received by the Corporation no later than November 5, 2001. Proposals should be mailed to Michelle D. Turnpaugh, Secretary of the Corporation, P.O. Box 1130, 133 North Fourth Street, Lafayette, Indiana 47902, by certified mail, return receipt requested.

                                   APPENDIX A

                                 AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

                                     CHARTER


Purpose

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to:

     o the financial reports and other financial information provided by the Corporation to the stockholders and others; o the Corporation's system of internal controls; and o the Corporation's audit, accounting; and financial reporting processes generally.

     In carrying out this function, the Audit Committee shall serve as an independent and objective monitor of the Corporation's financial reporting process and system of internal control. It shall review and appraise the audit efforts of the Corporation's independent accountants, financial and senior management, internal audit department, and the Board of Directors concerning the Corporation's financial position and affairs.

Composition

     Effective June 14, 2001, the Audit Committee shall be comprised of three or more directors, as determined by the Board of Directors, each of whom shall be an independent director as determined in accordance with NASDAQ rules. Effective June 14, 2001, in accordance with NASDAQ rules, all members of the Audit
Committee shall be "financially literate," i.e., able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

Meetings

     The Committee shall meet at least semi-annually, or more frequently as circumstances dictate. The Committee shall also meet at least annually, and more often as warranted, with the individual(s) or firm providing extended audit services and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately. The Committee shall have access as requested to members of the Corporation and subsidiary management. The minutes of these meetings shall be reported, in writing, to the Board at the next regular meeting thereafter.

Responsibilities and Duties

     The Committee's responsibility is oversight, and it recognizes that the Corporation's management is responsible for preparing the Corporation's financial statements. Additionally, the Committee recognizes that financial management (including the internal audit staff), as well as the independent accountants, have more knowledge and more detailed information about the Corporation than do the members of the Committee. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurances as to the Corporation's financial statements or any professional certification as to the independent accountant's work.

     The following functions shall be the common recurring activities of the Committee in carrying out its oversight responsibility. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

     * Review with a representative of the independent accountants the results of the independent accountants' review of Interim Financial Information pursuant to SAS 71. The Chair may represent the entire Audit Committee, either in person or by telephone conference call, for the purposes of this review.

     * Review with management and the independent accountants at the completion of the annual audit of the Corporation's consolidated financial statements included in the Annual Report on Form 10-K for the last fiscal year and prior to its filing:

          (1) the Corporation's annual consolidated financial statements and related footnotes;

          (2) the independent accountants' audit of the consolidated financial statements and their report;

          (3) any serious difficulties or disputes with management encountered during the audit; and

          (4) other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards including, discussions relating to the independent accountants' judgments about such matters as the quality, not just the acceptability, of the Corporation's accounting practices and other items set forth in SAS 61 (Communication with Audit Committees) or other such auditing standards that may in time modify, supplement or replace SAS 61.

     * On an annual basis, the Audit Committee should ensure receipt of, and review with the independent accountants, a written statement required by Independence Standards Board (ISB) Standard No. 1, as may be modified or supplemented, and discuss with the accountants their independence.

     * The Committee will have prepared and reviewed the Audit Committee Report for inclusion in the annual stockholders' meeting proxy statement. The Audit Committee Report must state whether the Audit
          Committee:

          (1) has reviewed and discussed the audited consolidated financial statements with management;

          (2) has discussed with the independent accountants the matters required to be discussed by SAS 61, as may be modified, supplemented or replaced;

          (3) has received the written disclosures from the independent accountants required by ISB Standard No. 1, as may be modified or supplemented, and has discussed with the accountants their independence; and

          (4) has recommended to the Board of Directors, based on the review and discussion referred to in above items (1) through (3), that the Corporation's consolidated financial statements be included in the Annual Report on Form 10-K for the last fiscal year for filing with the Commission.

     * The Audit Committee and Board of Directors are responsible for the selection, evaluation and, where appropriate, replacement of the independent accountants. Consistent with these responsibilities, it is recognized that the independent accountants are ultimately accountable to the Board of Directors and Audit Committee.

     * Review and reassess the adequacy of the audit committee charter on an annual basis. The charter will be included as an appendix to the annual stockholders' meeting proxy statement triennially or in the next annual stockholders' meeting proxy statement after any significant amendment to the charter.

     *    Review and discuss  reports  submitted  to the Audit  Committee by the
          individual(s)   or  firm   providing   extended   audit  services  and
          independent accountants.

     * Review and concur in the appointment, replacement, reassignment or dismissal of the individual(s) or firm providing extended audit services.

     * Review the performance of the internal audit department, including its reporting, the proposed audit plans for the coming year, and the coordination of such plans with the independent accountants.

     *    Review as needed, the Corporation's audit policy.

     In addition to the activities described above, the Audit Committee will perform such other functions, as necessary or appropriate under law, the Corporation's charter or By-Laws, and the resolutions and other directives of the Board of Directors.

     The Audit Committee shall have the power to conduct or authorize investigations into any matters within its scope of responsibilities and shall be empowered to retain independent counsel, accountants, others to assist it in the conduct of any investigation.

     The Audit Committee will report its actions to the Board of Directors with such recommendations as the Audit Committee may deem appropriate.

                                      DEFINITIVE PROXY SOLICITATION MATERIALS---
                                        TO BE RELEASED ON OR ABOUT MARCH 5, 2001


                            LAFAYETTE BANCORPORATION
                                 ANNUAL MEETING
                                  April 9, 2001

                                      PROXY

KNOW ALL MEN BY THESE PRESENT that I, the undersigned Shareholder of Lafayette Bancorporation, Lafayette, Indiana, do hereby acknowledge receipt of the Notice of Annual Meeting and Proxy Statement dated on or about March 5, 2001, and do hereby nominate, constitute, and appoint Michael A. Strauch and William C. Burns or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution, for me in my place, and stead to vote all the Common Capital Stock of said Corporation, standing in my name on its books on March 1, 2001, at the Annual Meeting of its Shareholders to be held at the Main Office of Lafayette Bank and Trust Company, 133 North Fourth Street, Lafayette, Indiana, on Monday, April 9, 2001, at 2:30 p.m. EST, or at any adjournment thereof with all the powers the undersigned would possess if personally present, as follows:

THE BOARD OF DIRECTORS OF LAFAYETTE BANCORPORATION RECOMMENDS A VOTE "FOR" THE PROPOSALS LISTED. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

For      Against

[   ]   [   ]      1.   Election of Directors.  To elect the persons  listed in
                         the Proxy Statement

                                RICHARD A. BOEHNING
                                JOSEPH A. BONNER

                    INSTRUCTIONS: To withhold authority to vote for Richard A. Boehning or Joseph A. Bonner write the individual's name in the space provided below.

                    -----------------------------------------------------------

[   ]     [   ]     2.   In  their  discretion,  on such  other  matters  as may
                         properly come before the meeting.

This Proxy will be voted as directed, but if not otherwise directed, this Proxy will be voted "FOR" approval of the matters described above.

Shareholders should mark, sign, and date this Proxy and return it promptly in the enclosed postage-paid envelope. This Proxy may be revoked at any time prior to its exercise.

Dated: _______________________             Signature(s) of Shareholder(s)

                                           ------------------------------------


                                           ------------------------------------
                                           (Please  sign  exactly  as your  name
                                           appears on this Proxy.  If shares are
                                           issued  in the  name  of two or  more
                                           persons,  such  persons  should sign.
                                           Trustees,   executors,   and   others
                                           signing in a representative  capacity
                                           should indicate the capacity in which
                                           they sign.)